NEITHER THIS STOCK PURCHASE WARRANT NOR THE SECURITIES PURCHASABLE HEREUNDER, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND NEITHER MAY BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.


                             STOCK PURCHASE WARRANT


     This Warrant is issued as of this 24th day of March, 1997 by INTERACTIVE MAGIC, INC., a Maryland corporation (the "Company"), to PETRA CAPITAL, LLC, a Georgia limited liability company (Petra Capital, LLC and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                   AGREEMENT:


     1. Issuance of Warrant; Term.

     (a) For and in consideration of Petra Capital, LLC making a loan to the Company in an amount of Three Million and No/100 Dollars ($3,000,000.00) pursuant to the terms of a secured promissory note of even date herewith (together with any and all extensions, replacements and renewals thereof, the "Note") and related loan and security agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 324,344 shares of the Company's Class A voting common stock (the "Common Stock"), which the Company represents to equal 3.75% of the shares of Common Stock outstanding on the date hereof, calculated on a Fully Diluted Basis (as defined below, but without giving effect to the right to purchase 56,546 shares granted to Holder upon consummation of the merger by and among ICI Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of the Company and Interactive Creations Incorporated, a Texas corporation).

     (b) In addition to the right to purchase shares of Common Stock granted under Section 1(a), the Company hereby grants to Holder the right to purchase 704,481 additional shares of Common Stock, which the Company represents to equal 10.9992% of the Common

Stock outstanding on the date hereof, calculated on a Fully Diluted Basis (as defined below), on the terms and conditions set forth below:

          (i) if on September 21, 1997, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 111,644 shares of Common Stock;

          (ii) if on March 21, 1998, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 113,855 shares of Common Stock;

          (iii) if on March 21, 1999, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 116,135 shares of Common Stock;

          (iv) if on March 21, 2000, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 118,489 shares of Common Stock;

          (v) if on March 21, 2001, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 120,922 shares of Common Stock; and

          (vi) if on March 21, 2002, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 123,436 shares of Common Stock.

     (c) In addition to the rights  granted to Holder under  subsection  (a) and
(b) of this Section 1, if on September 21, 1997, any indebtedness evidenced by the Note or any other monetary obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase 56,546 shares of Common Stock; provided, however, that the Holder will not be entitled to the rights granted to Holder under this subsection (c) of Section 1 if the merger by and among ICI Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of the Company and Interactive Creations Incorporated, a Texas corporation, has not been consummated prior to the time of any exercise of this Warrant pursuant to Section 3 hereof.

     (d) For purposes of this Agreement, "Fully Diluted Basis" means, as of any date of determination (the date of determination for purposes of Section 1(a), (b) and (c) being the date of this Warrant), the shares of Common Stock outstanding on such date, together with all shares of Common Stock that would be outstanding on such date assuming the issuance of all shares of Common Stock issuable upon the exercise, exchange or conversion of (i) any securities outstanding as of such date and convertible into or exchangeable for Common Stock (whether or not the rights to exchange or convert thereunder are immediately exercisable) (such convertible or exchangeable securities being herein called "Convertible Securities"), (ii) any rights outstanding as of such date to subscribe for or to purchase, or any warrants or options outstanding (but specifically excluding options for up to 1,265,000 shares of Class B Common Stock to be granted upon the achievement of certain performance objectives pursuant to the Company's 1995 Employees' Incentive Stock Option Plan (the "1995 Incentive Plan")) for the purchase of, Common Stock or Convertible Securities (whether or not immediately exercisable) (such rights, warrants or options being herein called "Option Securities") and (iii) any such Convertible Securities issued upon the exercise of such Option Securities; provided, however, that whenever "Fully Diluted Basis" is used in connection with (A) the right granted to the Holder under subsection (a) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to such right but without giving effect to any rights granted to the Holder under subsection (b) or (c) of Section 1 of this Warrant, (B) the right granted to the Holder under subsection (b)(i) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a) and (b)(i) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(ii),
(b)(iii), (b)(iv), (b)(v), (b)(vi) and (c) of Section 1 of this Warrant, (C) the right granted to the Holder under subsection (b)(ii) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a), (b)(i) and
(b)(ii) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(iii), (b)(iv), (b)(v), (b)(vi) and
(c) of Section 1 of this Warrant, (D) the right granted to the Holder under subsection (b)(iii) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a), (b)(i), (b)(ii) and (b)(iii) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(iv), (b)(v), (b)(vi) and (c) of Section 1 of this Warrant, (E) the right granted to the Holder under subsection (b)(iv) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a), (b)(i),
(b)(ii), (b)(iii), and (b)(iv) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(v), (b)(vi) and
(c) of Section 1 of this Warrant, (F) the right granted to the Holder under subsection (b)(v) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a), (b)(i), (b)(ii), (b)(iii), (b)(iv), and (b)(v) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(vi) and (c) of Section 1 of this Warrant, and (G) the right granted to the Holder under subsection (b)(vi) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections
(a), (b)(i),  (b)(ii),  (b)(iii),  (b)(iv),  (b)(v), and (b)(vi) of Section 1 of
this Warrant, but without giving effect to the rights granted to the Holder under subsection (c) of Section 1 of this Warrant. The Company represent and warrants that, as of the date of this Warrant the outstanding shares of Common Stock, calculated on a Fully Diluted Basis, are as set forth on Schedule ___.

     (e) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time on or after March __, 1998 until ten (10) years from the date hereof.

     (f) The Company represents and warrants that the number of shares issuable to Laura Stealey pursuant to that certain letter agreement by and between John
W. Stealey and Laura M. Stealey dated as of October 31, 1996 (the "Laura Stealey Agreement"), as of the date hereof, is 19,588. If for any reason the number of shares issuable as of the date hereof pursuant to the Laura Stealey Agreement is greater than 19,588, the rights to purchase shares granted to Holder pursuant to this Section 1 shall be increased appropriately based upon the increase in the number of shares of Common Stock outstanding as of the date hereof calculated on a Fully Diluted Basis and giving effect to such greater number of shares issuable as of the date hereof pursuant to the Laura Stealey Agreement.

     2. Exercise Price. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be one cent ($.01) (as adjusted from time to time pursuant to Section 5, the "Exercise Price").

     3. Exercise. (a) This Warrant may be exercised by the Holder hereof (but only on the conditions hereafter set forth) as to all or any increment or increments of one hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: Interactive Magic, Inc., 215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560, Attention: William J. Kaluza, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, or (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     (b) In lieu of exercising this Warrant pursuant to Section 3(a) above, the Holder shall have the right to require the Company to convert any then existing rights to purchase Common Stock pursuant to this Warrant, in whole or in part and at any time or times into Shares (the "Conversion Right"), upon delivery of written notice of intent to convert to the Company at its address in Section 3(a) or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Shares which is equal to the quotient obtained by dividing (x) the value of the number of Shares with respect to which the Conversion Right is being exercised (determined by subtracting the aggregate Exercise Price for the Shares with respect to which the Conversion Right is being exercised from a number equal to the product of (i) the Fair Market Value per Share (as such term is defined in Section 5(b)) as at such time, multiplied by (ii) the number of Shares with respect to which the Conversion Right is being exercised), by (y) such Fair Market Value per Share. Any references in this Warrant to the "exercise" of this Warrant, and the use of the term exercise herein, shall be deemed to include (without limitation) any exercise of the Conversion Right.

     4. Covenants and Conditions. The above provisions are subject to the following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or
     (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that King & Spalding is acceptable counsel). Transfer of Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall, subject to Section 6 hereof, bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY

          APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
          (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws. In furtherance of the foregoing, the Holder represents and warrants that:

               (i) the Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests;

               (ii) the Holder is acquiring this Warrant, and will acquire the Shares, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof;

               (iii) the Holder understands that this Warrant has not been, and upon issuance the Shares may not be, registered under the Securities Act or any blue sky laws and may not be transferred unless they are subject to an effective registration statement under the Securities Act or unless an exemption from the registration provisions of the Securities Act and such blue sky laws exists, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the transferee's representations;

               (iv) the Holder is familiar with the provisions of Rule 144 under the Securities Act which permits the limited resale of restricted securities, subject to the satisfaction of certain conditions;

               (v) the Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities, and to ask questions of officers of the Company, which were answered to its satisfaction; and

               (vi) the Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          (c) The Company covenants and agrees that it will not issue any Option Securities or Convertible Securities (as such terms are defined in Section 5(c)) to any officer, director or holder of Common Stock, Option Securities or Convertible Securities; provided, however, that the Company may issue such Option Securities and Convertible Securities pursuant to which the maximum number of shares of Common Stock issuable do not exceed 10% of the outstanding shares of Common Stock calculated on a Fully Diluted Basis of the date hereof.

     5. Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 5.

          (a) Common Stock Reorganization. If the Company shall (i) subdivide or consolidate its outstanding shares of Common Stock (or any class thereof) into a greater or smaller number of shares, (ii) pay a dividend or make a distribution on its Common Stock (or any class thereof) in shares of its capital stock, or (iii) issue by reclassification of its Common Stock (or any class thereof) any shares of its capital stock (any such event described in clauses (i), (ii) or (iii) being called a "Common Stock Reorganization"), then the Exercise Price and the type of securities for which this Warrant is exercisable shall be adjusted immediately such that the Holder thereafter shall be entitled to receive upon exercise of this Warrant the aggregate number and type of securities that it would have received if this Warrant had been exercised immediately prior to such Common Stock Reorganization.

          (b) Common Stock Distribution. If the Company shall issue, sell, distribute or otherwise grant any shares of Common Stock, other than pursuant to a Common Stock Reorganization (any such issuance, sale, distribution or grant being herein called a "Common Stock Distribution"), for a consideration per share less than the Fair Market Value per Share immediately prior to such Common Stock Distribution, then the Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution calculated on a Fully Diluted Basis plus (B) the quotient obtained by dividing the aggregate consideration, if any, received by the Company upon such Common Stock Distribution by such Fair Market Value per Share, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution calculated on a Fully Diluted Basis. "Fair Market Value per Share" as of any time means the fair market value of the Company as of such time divided by the number of outstanding shares of Common Stock as of such time calculated on a Fully Diluted Basis.

          (c) Convertible Securities and Option Securities. If the Company shall issue, sell, distribute or otherwise grant (including by assumption) Convertible Securities, or Option Securities, and the lowest aggregate consideration per share for which Common Stock is issuable upon the exercise of such Convertible Securities or Option Securities (and, if applicable, upon conversion or exchange of Convertible Securities issuable upon exercise of Option Securities) shall be less than the Fair Market Value per Share at such time, then the Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock then outstanding plus the number of shares issuable upon exercise of this Warrant plus (B) the quotient obtained by dividing the aggregate consideration, if any, received or receivable by the Company upon such issuance, sale, distribution or grant by such Fair Market Value per Share, and the denominator of which shall be the total number of shares of Common Stock then outstanding plus the number of shares issuable upon exercise of this Warrant plus the total maximum number of shares issuable upon exercise or conversion of such Convertible Securities or Option Securities and, in the case of Option Securities to acquire Convertible Securities, upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option Securities. If any of such Convertible Securities or Option Securities shall have terminated, lapsed or expired prior to exercise, exchange or conversion, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of Warrants after such readjustment) to the Exercise Price which would then be in effect had the adjustment not been made upon the issuance, sale, distribution or grant of such Convertible Securities or Option Securities.

          (d) Adjustment in Number of Shares. Upon each adjustment to the Exercise Price pursuant to subsections (a), (b) or (c) of this Section 5, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Shares obtained by multiplying the number of Shares previously issuable upon exercise of this Warrant by a fraction the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the adjusted Exercise Price.

          (e) Non-Cash Consideration. If any shares of Common Stock, Option Securities or Convertible Securities shall be issued, sold, distributed or granted for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration. If any shares of Common Stock, Option Securities or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Option Securities or Convertible Securities, as the case may be.

          (f) Capital Reorganizations. If there shall be any consolidation, merger or amalgamation of the Company with another person or entity or any acquisition of capital stock of the Company by means of a share exchange, other than a consolidation, merger or share exchange in which the Company is the continuing corporation or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any reorganization or recapitalization of the Company (any such event being called a "Capital Reorganization"), then the Holder of this Warrant shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall assume by a supplemental agreement, reasonably satisfactory in form, scope and substance to the Holder (which shall be mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations of the Company set forth in this Warrant.

          (g) Determination of Fair Market Value. Subject to the provisions set forth below, the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution shall be determined in good faith by the Board of Directors of the Company. Upon each such determination, the Company shall promptly give notice thereof to the Holder, setting forth in reasonable detail the calculation of such fair market value and the method and basis of determination thereof (the "Company Determination"). If the Holder shall disagree with the Company Determination and shall, by notice to the Company given within thirty (30) days after the Company's notice of the Company Determination, elect to dispute the Company Determination, the Company shall, within thirty (30) days after such notice, engage an investment bank or other qualified appraisal firm reasonably acceptable to the Holder to make an independent determination of the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and the Holder. In the event such Appraiser Determination is greater than the Company Determination, the cost of such Appraiser Determination shall be borne by the Company; otherwise, the cost of such Appraiser Determination shall be borne by the Holder. In determining the fair market value of the Company pursuant to this Section 5(g), neither the Board of Directors of the Company nor any appraiser shall take into account or otherwise make any discount in respect of (i) any restriction on the transfer of shares of Common Stock of the Company or this Warrant, (ii) any minority interest, (iii) any lack of liquidity of shares of Common Stock of the company or this Warrant due to the fact that there may be no public or private market for such shares or this Warrant, or (iv) the voting status of this Warrant or any share of Common Stock of the Company, whether under the articles of incorporation or bylaws of the Company, by agreement or otherwise.

          (h) Adjustment Rules. Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur. No adjustment shall be made pursuant to this Section 5 in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant or upon the exercise or conversion of any other Option Securities or Convertible Securities.

          (i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof.

          (j) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

     6. Transfer of Warrant. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     7. Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company including, but not limited to, any right to vote. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such offer. The Company shall not grant any preemptive rights with respect to any of its capital stock if such preemptive rights are exercisable upon exercise of this Warrant.

     8. Observation Rights; Interim Dividends.

     (a) Observation Rights. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors. The Holder agrees to abide by all written rules and policies of the Company regarding confidential information to the extent such rules and policies are generally applicable to the directors of the Company and the Company has given such Holder notice of and a copy of such rules and policies.

     (b) Interim Dividends. If the Company pays a dividend or makes a distribution to the holders of its capital stock of any securities (other than capital stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than capital stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holder of this Warrant an amount of property (including without limitation cash) and/or securities (including without limitation securities of other companies) of the Company as would have been received by such Holder had it exercised this Warrant and received all of the Shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in Section 5 to the contrary notwithstanding, no adjustment to the Exercise Price shall be made for any distribution of Convertible Securities of the Company to the Holder pursuant to the provisions of this Section 8.

     9. Financial Statements and Reports.

     (a) Unless the Company is otherwise furnishing such information to the Holder hereof, from the date hereof until the earlier to occur of (i) the exercise in full of this Warrant, (ii) its termination, or (iii) an initial public offering of Common Stock, the Company shall deliver to the Holder the following financial information:

          (i) within one hundred and twenty (120) days after the end of each fiscal year of Company, audited consolidated financial statements of Company, including a balance sheet as of the close of such fiscal year, an income statement, statements of changes in stockholders equity, and of cash flows for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, and with the report thereon of independent public accountants acceptable to the Holder (provided any "Big 6" accounting firm shall be deemed acceptable);

          (ii) within forty-five (45) days after the end of each calendar month ending on or before September 30, 1997, a consolidated balance sheet of the Company as of the close of such month and consolidate each statements of earnings and retained earnings of the Company for such month and for the prior months of the current fiscal year (on a year-to-date basis), all in reasonable detail and unaudited but prepared on the basis of GAAP consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a report of the Company's management with respect to such financial statements;

          (iii) within thirty (30) days after the end of each calendar month ending after September 30, 1997, a consolidated balance sheet of Company as of the close of such month and consolidated statements of earnings and retained earnings of Company for such month and for the prior months of the current fiscal year (on a year to date basis), each compared to the same period in the previous fiscal year, all in reasonable detail, and unaudited but prepared on the basis of generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a report of Company's management with respect to such financial statements; and

          (iv) with reasonable promptness, such other financial data as the Holder may reasonably request.

     (b) At any time subsequent to an initial public offering of Common Stock, the Company shall deliver to the Holder, promptly upon its becoming available, a copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report filed pursuant to the Securities Exchange Act of 1934 and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act filed by the Company with the Securities and Exchange Commission (the "Commission") or any national securities exchange.

     10. Registration.

     (a) If the Company shall receive from any Holders at any time, but in no event earlier than one (1) year after the Company's initial public offering of Common Stock pursuant to a firm commitment underwriting (the "Company's IPO"), a written request that the Company effect any registration with respect to the Shares, in an offering to be firmly underwritten by underwriters selected by the initiating Holders and subject to the consent of the Company, which consent shall not be unreasonably withheld, the Company will as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Shares as are specified in such request. Notwithstanding the foregoing, the Company shall not be required to effect, or take any action to effect, a registration pursuant to this subparagraph (a) if the Company has effected two (2) prior registrations pursuant to this subparagraph.

     (b) The Company agrees that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including the Company's IPO), it will give notice in writing to such effect to the Holders at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will use its best efforts to include therein at the Company's cost and expense (including the fees and expenses of counsel to such Holders, but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such Holders shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities owned by shareholders, including the Shares issuable upon exercise of this Warrant, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (such securities so included to be apportioned pro rata among all selling shareholders according to the total amount of such securities entitled to be included therein (but for this proviso and any other similar cutback provisions to which other selling shareholders are subject), but in no event shall the total amount of Shares included in the offering by less than the number of securities included in the offering by any other single selling shareholder). Nothing in this subparagraph (b) shall be deemed to require the Company to proceed under this subparagraph with any registration of its securities after giving the notice herein provided.

     (c)  Whenever  required  under this  Agreement  to use its best  efforts to
effect  the   registration  of  any  of  the  Shares,   the  Company  shall,  as
expeditiously as reasonably possible:

          (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and any Holder of Shares or the underwriters, if any, shall reasonably object.

          (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(c)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

          (iii) Furnish to the selling Holder(s) of Shares such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

          (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder of Shares and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

          (v) Promptly notify each selling Holder of Shares of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

          (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

          (vii) Enter into such customary agreements (including underwriting agreements in customary form for such offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, in connection with a registration statement requested pursuant to Section 10(a), effecting a stock split or a combination of shares).

          (viii) Subject to execution of customary confidentiality undertakings, make available for inspection by any selling Holder of Shares or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (ix) Promptly notify the selling Holder(s) of Shares and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the

     Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

          (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

          (xi) Cooperate with the selling Holder(s) of Shares and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends if so permitted by the relevant warrant, shareholder and other agreements, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

          (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

          (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) of Shares and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in similar offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Shares and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with similar offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the
     Holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in similar offerings and such other matters as may be reasonably requested by the selling Holders of Shares and underwriters or their counsel. If customary for similar offerings, such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

          (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of
     Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

     (d) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holder(s) pursuant to this Warrant without the prior written consent of the Holder(s).

     (e) The Company's obligations under Sections 10(a) and (b) above with respect to each Holder of Shares are expressly conditioned upon such Holder's furnishing to the Company in writing such information concerning such Holder and the terms of such Holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of or based upon any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Shares expressly for use in connection with such registration statement; and such Holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each other director and each other person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Holder against any loss, claim, damage or liability arising out of or based upon any such statement or omission which was made in reliance upon information furnished in writing to the

Company by such Holder of the Shares expressly for use in connection with such registration statement.

     (f) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding, and all Holders shall be deemed to be holders of such Shares.

     11. Certain Notices. In case at any time the Company shall propose to:

          (a) declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company;

then, in any one or more of said cases, the Company shall give to the Holder, by certified or registered mail, (i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Any notice required by clause
(i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     12. Co-Sale Rights.

     (a) Co-Sale Right. J. W. Stealey (the "Selling Shareholder") shall not enter into any transaction that would result in the sale by him of any Common Stock now or hereafter owned by him, unless prior to such sale he shall give notice to the Holder of his intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by the Selling Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to cause to be included with the shares to be sold by him in the sale, on the same terms and conditions, the Shares issuable or issued to the Holder pursuant to this Warrant.

     (b) Rejection of Co-Sale Offer. If Holder has not accepted such offer in writing within a period of ten (10) days from the date of receipt of the notice specified in subsection (a) of this Section, then the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

     (c) Acceptance of Co-Sale Offer. If the Holder accepts such offer in writing within a period of ten (10) days from the date of receipt of the notice specified in subsection (a) of this Section, such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by the Holder and set forth in the written acceptance. In that event, the Selling Shareholder and the Holder shall participate in the sale on the basis of the Selling Shareholder and the Holder (if more than one Holder such Holders as a group) each selling a pro rata portion of the total number of such shares to be sold in the sale based upon the number of shares that the Selling Shareholder and the Holder desire to sell in such sale.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


                                       INTERACTIVE MAGIC, INC.
                                       a Maryland corporation


                                       By: /s/ Robert L. Pickens
                                          ------------------------------------
                                          Name: Robert L. Pickens
                                               -------------------------------
                                          Title: President
                                                ------------------------------



                                       Attest: /s/ Nina Rutledge
                                              -------------------------------
                                              Name: Nina Rutledge
                                                   --------------------------
                                              Title: Assistant Secretary
                                                    -------------------------




                                       PETRA CAPITAL, LLC, a Georgia limited
                                       liability company

                                       By:    Petra Capital Management, LLC,
                                                Manager


                                       By: /s/ John S. Stein III
                                          ------------------------------------
                                          Name: John S. Stein III
                                               -------------------------------
                                          Title:  Member
                                                ------------------------------


                   [SIGNATURE PAGE TO STOCK PURCHASE WARRANT]

                                     ANNEX A

     Section 12 of this Warrant is hereby acknowledged and agreed to by the undersigned shareholders of the Company as of the date first above written.





/s/ J.W. Stealey             (SEAL)
-----------------------------
J. W. STEALEY

                                             January 31, 1998


Interactive Magic, Inc.
215 Southport Drive, Suite 1000
Morrisville, North Carolina 27560

Attention: Mr. William J. Kaluza

Gentlemen:

     We refer to the Loan and Security Agreement dated March 24, 1997, between Interactive Magic, Inc. (the "Company") and Petra Capital, LLC, the warrant dated March 24, 1997, granted to Petra Capital, LLC exercisable for shares of Class A Common Stock (the "Warrant"), which provides demand and piggyback registration rights with respect to the underlying shares of Class A Common Stock of the Company, the Subordination Agreement dated March 19, 1997, between J.W. Stealey and Petra Capital, LLC (the "Stealey Agreement"), and the Subordination Agreement dated March 19, 1997, between Robert L. Pickens and Petra Capital, LLC (the "Pickens Agreement").

     Petra Capital, LLC hereby consents to the Company's offering and sale of $3,500,000 of Series B Preferred Stock to Vertical Financial Holdings and the related agreements attached hereto and to the conversion of $2,000,000 of debt by J.W. Stealey into shares of the Company's Class A Common Stock, the conversion of $600,000 of debt by Robert L. Pickens into shares of the Company's Series C Preferred Stock and the granting of registration rights to Vertical Financial Holdings (the "Offering"). Petra Capital, LLC waives any and all breaches and defaults that have or may occur under Section 10(d) of the Warrant,
Section 2.2, 2.3, 2.5 or 2.6 of the Stealey Agreement or Section 2.2, 2.3, 2.5 or 2.6 of the Pickens Agreement. Petra Capital, LLC further agrees to amend
Section 10(b) of the Warrant by deleting Section 10(b) thereof in its entirety and substituting the following in lieu thereof:

              (b) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (on a form suitable for a secondary offering), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company, the Company shall, subject to the following, use its best efforts at the Company's cost and expense (including the fees and expenses of counsel to such Holders, but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein), to cause to be registered under the Act such of the Shares as such Holders shall

Interactive Magic, Inc.
January 31, 1998
Page 2


              request. The Company shall not be required to include any Shares unless the Holder thereof accepts the terms of the underwriting agreement in customary form for selling shareholders, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the Offering by the Company. If the total amount of securities, including Shares, requested by shareholders and the Company to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the following priorities shall govern:







                      (i) If the underwritten offering has been initiated by the Company, the Company shall include in such underwriting
                      (x) first, the securities the Company proposes to sell,
                      (y) second, the Shares and other securities entitled to the benefit of registration rights existing on January 31, 1998, ("Third Party Registrable Securities") requested to be included in such registration, and up to 15 % of the then outstanding shares of Common Stock to the extent that such shares are owned by directors or employees of the Company ("Management Registrable Securities") and are requested to be included in such registration, pro rata to the extent practicable, on the basis of the number of Shares, Third Party Registrable Securities and Management Registrable Securities requested to be registered among the participating holders of such securities, and (z) third, any other securities requested to be included in such registration, including Management Registrable Securities that exceed the 15% threshold above, all as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering; and





                      (ii) If the underwritten offering has been initiated by any holder of Third Party Registrable Securities entitled to the benefit of any duly exercised demand registration right, the Company shall include in such underwriting (x) first, the securities requested to be included therein by the holder of Third Party Registrable Securities requesting such registration, (y) second, the Shares and any other Third Party

Interactive Magic, Inc.
January 31, 1998
Page 3







                      Registrable Securities or Management Registrable Securities (provided that such Management Registrable Securities shall not exceed 15% of the then outstanding shares of Common Stock) requested to be included in such registration, pro rata to the extent practicable, on the basis of the number of Shares and such other Third Party Registrable Securities and Management Registrable Securities requested to be registered among the participating holders of such securities, and (z) third, any other securities, including Management Registrable Securities that exceed the 15% threshold above, requested to be included in such registration, all as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.




                  Nothing in this subparagraph (b) shall be deemed to require the Company to proceed under this subparagraph with any registration of its securities after giving the notice herein provided.



              Section 10(a) of the Warrant is hereby amended by substituting 180 days for one year in the second line and adding the following proviso at the end of the first sentence: provided, that, if requested in writing by the managing underwriter of the Company's IPO, the Holders shall agree to refrain from exercising their rights pursuant to this Section 10(a) until the first annual anniversary of the effective date of the Company's IPO.

              Please countersign in the space provided below to acknowledge your concurrence with the foregoing.

                                        Sincerely yours,

                                        PETRA CAPITAL, LLC.

                                        By: /s/ Rob Shuler
                                           -------------------------
                                           Name: Rob Shuler
                                           Title:

Acknowledged  and Agreed
this ___ day of ____, 1998

INTERACTIVE MAGIC, Inc.


By:
   ------------------------------
     Name:
     Title: